Exhibit 99.1

Evoke Pharma Announces Proposed Public Offering of Common Stock

SOLANA BEACH, Calif., February 15, 2017 – Evoke Pharma, Inc. (Nasdaq: EVOK), a specialty pharmaceutical company focused on treatments for gastrointestinal (GI) diseases, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. Evoke also expects to grant to the underwriter for the offering a 45-day option to purchase an additional 15% of the shares of common stock offered in the public offering. All of the shares to be sold in the offering are to be sold by Evoke. Evoke intends to use the net proceeds from the offering to fund clinical development, pre-approval and pre-commercialization activities for Gimoti, including the planned comparative exposure trial and planned NDA submission, and for working capital and general corporate purposes.

Laidlaw & Company (UK) Ltd. is acting as sole book-running manager for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The securities described above are being offered by Evoke pursuant to a registration statement (File No. 333-200176) previously filed and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Laidlaw & Company (UK) Ltd, Attention: Syndicate Department, 546 Fifth Avenue, New York, NY 10036, by telephone at (212) 953-4900 or by email at syndicate@laidlawltd.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

About Evoke Pharma, Inc.

Evoke is a specialty pharmaceutical company focused primarily on the development of drugs to treat GI disorders and diseases. Evoke is developing Gimoti, a metoclopramide nasal spray for the relief of symptoms associated with acute and recurrent gastroparesis in women with diabetes mellitus. Diabetic gastroparesis is a GI disorder afflicting millions of sufferers worldwide, in which the stomach takes too long to empty its contents resulting in serious digestive system symptoms. Metoclopramide is the only product currently approved in the United States to treat gastroparesis, and is currently available only in oral and intravenous forms. Gimoti is a novel formulation of this drug, designed to provide systemic delivery of metoclopramide through nasal administration. Visit www.EvokePharma.com for more information.

Safe Harbor Statement

Evoke cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on Evoke’s current beliefs and expectations. These forward-looking statements include statements regarding Evoke’s expectations on the completion and timing of the offering and the anticipated use of proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by Evoke that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering and other risks and uncertainties inherent in Evoke’s business, including those described in Evoke’s periodic filings with the SEC and the prospectus supplement and related prospectus for this offering filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Evoke undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Contact:

The Ruth Group

Tram Bui

Tel: 646-536-7035

tbui@theruthgroup.com